Exhibit 99.1

Rent-A-Center, Inc. Is Now Upbound Group, Inc., Advancing Its Mission to Elevate Financial Opportunity for All
Upbound™ combines the Company’s capabilities and resources under a unified enterprise brand

Plano, Texas--February 23, 2023 - Rent-A-Center, Inc., the ultimate parent entity for Rent-A-Center®, Acima® and other consumer brands, today announced it will now be known as Upbound Group, Inc. (the “Company” or “Upbound”), an omni-channel platform company that enables a broader range of consumers to access flexible financial solutions. The Company will begin to trade under the ticker NASDAQ: UPBD starting on February 27th.

“Two years ago, Rent-A-Center, Inc. closed on its acquisition of Acima Holdings, almost doubling the size of the Company and dramatically changing both organizations. We are now a unified, multi-brand platform company that includes more than just the Rent-A-Center business. We are thrilled to launch Upbound, a new enterprise brand and operating structure that will better serve our business and mission. This announcement is a significant milestone in our evolution and strategic plan, as we strive to offer more inclusive financial solutions that address the changing and growing needs of consumers,“ said Mitch Fadel, Chief Executive Officer, Upbound.

As the corporate enterprise brand for all of the Company’s businesses, Upbound will provide strategic planning and shared services that will be leveraged across the organization to support and lead the development of innovative, inclusive, and technology-driven solutions that address the needs and aspirations of consumers. The Company will continue to go to market under its well-established operating brands, including Rent-A-Center, a 50-year-old lease-to-own retail channel with over 2,400 stores, and Acima, a leader in the third-party, virtual lease-to-own industry.

“Upbound is more than a brand. It represents a new enterprise operating model to better capitalize on existing synergies and resources, execute commercial operations and cross-brand strategies, and innovate with existing and new products. Based on our experience and relationships with millions of our own customers, we have the data and analytics capabilities to offer them a broader set of financial solutions, including targeted credit and point-of-sale loan products. Upbound can help elevate our customers, providing them with greater access and a path towards financial flexibility,” concluded Mr. Fadel.

For more information about Upbound, visit www.Upbound.com.

About Upbound Group, Inc.
Upbound Group, Inc. (effective February 27, 2023: NASDAQ: UPBD) is an omni-channel platform company committed to elevating financial opportunity for all through innovative, inclusive, and technology-driven financial solutions that address the evolving needs and aspirations of consumers. The Company’s customer-facing operating units include industry-leading brands such as Rent-A-Center® and Acima® that facilitate consumer transactions across a wide range of store-based and digital retail channels, including over 2,400 company branded retail units across the United States, Mexico and Puerto Rico. Upbound Group, Inc. is headquartered in Plano, Texas.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding future growth opportunities for the Company, potential synergies across the Company’s businesses, consumer trends, future product developments and other statements that are not historical facts. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," "maintain," "should," "anticipate," "believe," or "confident," or the negative thereof or variations thereon or similar terminology. Such forward-looking statements are based on particular assumptions that our management has made in light of its experience and its perception of expected future developments and other factors that it believes are appropriate under the circumstances, and are subject to various risks and uncertainties. Factors that could cause or contribute to material and adverse differences between actual and anticipated results include, but are not limited to, the risks detailed from time to time in the reports filed by us with the SEC, including our most recently filed Annual Report on Form 10-K, as may be updated by reports on Form 10-Q or Form 8-K filed thereafter. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as required by law, we are not obligated to, and do not undertake to, publicly release any revisions to these forward-looking statements to reflect any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Brendan Metrano
VP, Investor Relations
972-801-1280
brendan.metrano@rentacenter.com